Registration No. 333 -172842

As filed with the Securities and Exchange Commission on May 4 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

LAMBENT SOLUTIONS CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7310 Primary Standard Industrial Classification Code Number	33-1219888 IRS Employer Identification Number

400 ST-MARTIN WEST BLVD., SUITE 350

LAVAL, QC CANADA H7M 3Y8

Tel. (514) 296-3775

Fax. 1-866-867-8020

(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE STE 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

pg. 1

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	3,000,000	$0.02	$60,000	$6.97

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 2

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAMBENT SOLUTIONS CORP.

3,000,000 Shares of Common Stock

$0.02 per share

This is the initial offering of common stock of Lambent Solutions Corp. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 3,000,000 shares of common stock at a price of $0.02 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. The total proceeds to be received assuming 100%, 50%, and 25% of the Maximum Offering of 3,000,000 shares are as follows:

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.02	None	$60,000
Total (maximum offering)	$60,000	None	$60,000

Total (50% of Maximum Offering)	$30,000	None	$30,000

Total (25% of Maximum Offering)	$15,000	None	$15,000

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Ms. Dondikova will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when Lambent Solutions Corp. decides to do so, or (ii) when the offering is fully subscribed for.

Lambent Solutions, Corp is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 7 through 12 before buying any shares of Lambent Solutions Corp’s common stocks. Our independent registered public accountant has issued an audit opinion for Lambent Solutions Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  MAY 4 , 2011

pg. 3

pg. 4

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “LAMBENT SOLUTIONS CORP.” REFERS TO “LAMBENT SOLUTIONS CORP.” THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

LAMBENT SOLUTIONS CORP.

Lambent Solutions Corp. was founded in the State of Nevada on January 20, 2011. We are a Montreal-based company and intend to provide service in advertising of Real Estate listings in Canada. We offer simplified advertising system for Real Estate brokers and agencies by automatically uploading their listings from our main server to their receiver boxes and displays located at many different locations. We are a development stage company. We are a company without revenues and have limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from January 20, 2011 (date of inception) to February 28, 2011, report no revenues and a net loss of $693. Our independent registered public accountant has issued an audit opinion for Lambent Solutions Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of two Real Estate Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc.  on February 25, 2011. We do not currently have the ability to advertise real estate listings. According to our Plan of Operation we will be able to do so within 12 months of completing our offering. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history. We do not have any plans to use our company as a vehicle for a private company to become a reporting company.

In addition to developing a website that displays customer’s real estate listings that the customer can show using its own television or computer linked to the internet and the company’s website, we also offer the following services to add convenience and safe time to our clients:

1. Downloading our customer’s listings from central listing service to our website and modifying according to special template. 2. Uploading the modified listing to client’s monitors. 3. Automatically updating our clients listing when new changes occur. With our service, real estate brokers will not need to do anything to update their information when they have new listings, sell property, change price or do any other modifications. It will be done automatically. To compare, with traditional advertising, brokers need to do the changes manually, that is, call for updates to advertising agent or change their advertising templates, banners, flyers, signs, etc. We also will help our customers to select the location for their monitors, advice what monitor and receiver box to purchase and assist in installation.

Our principal office is located at 400 St-Martin West Blvd., Suite 350, Laval, QC H7M 3Y8, Canada. Our telephone number is (514) 296-3775, fax number is 1-866-867-8020.  We were incorporated on January 20, 2011 under the laws of the state of Nevada. Our fiscal year end is February 28.

  We are paying the expenses of the offering because we seek to become a reporting company with the Commission under the Securities Exchange Act of 1934 and to enable the potential future development of a market for our common stock. We believe that financial transparency and potential future liquidity which may be afforded to holders of our common stock will make an investment in our common stock more attractive to investors in this Offering and to future investors.  We believe that this will, in turn, better enable to us to raise additional capital to implement and grow our business plan.  As discussed in more detail under the section entitled “Risk Factors,” our sole officer and director will have limited time to devote to our operations, will work without salary, and does not have personal experience with operating a public company or with U.S. GAAP accounting procedures.  In addition to the projected costs of this offering in the approximate amount of $8,000, we expect to incur additional legal and accounting costs in the approximate amount of $ 8,000_ per year as a result of becoming a publicly reporting company.  In the event that substantially less than the Maximum Offering is sold, or in the event that we otherwise experience a cash shortfall, the necessity to pay these additional legal and accounting costs may leave us with insufficient funds to fully execute our business plans as described in the Prospectus.  Further, as of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. Although we intend to apply for quotation of our common stock on the over-the-counter bulletin board in the future, there can be no assurance that our stock will be accepted for quotation or that, if quoted, will develop an orderly trading market. Finally, our common stock, if quoted on the OTC Bulletin Board, will likely be a “Penny Stock.”  Broker disclosure requirements related to Penny Stocks may have the effect of reducing the trading activity in the secondary market for stock.  Despite these potential drawbacks to becoming a public company, however, we feel that our investors will benefit on the whole as a result of our public status.

pg. 5

THE OFFERING

The Issuer:	Lambent Solutions Corp.
Securities Being Offered:	3,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds if 100% of the Shares Are Sold	$60,000
Gross Proceeds if 50% of the Shares Are Sold	$30,000
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Irina Dondikova.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

pg. 6

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of February 28, 2011
Balance Sheet
Total Assets	$7,963
Total Liabilities	$4,156
Stockholders’ Equity	$3,807
Period from January 20, 2011 (date of inception) to February 28, 2011
Income Statement
Revenue	$-
Total Expenses	$693
Net Loss	$(693)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Without the funding from this offering we will be unable to implement our business plan.

Our current operating funds are less than necessary to complete our intended operations in advertising of Real Estate listings in Canada.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of February 28, 2011, we had total assets in the amount of $7,963 and liabilities of $4,156. As of this date, we have had limited operations and no income.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. If we are not able to sell all the shares being offered, we may not be able to execute our business plan and may have to cease our operations. The minimum amount we need to raise in this offering to fund your operations over the next twelve months is $30,000. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

pg. 7

Our business model is unproven. Thus it is difficult for an investor to determine the likelihood of success or risk to his investment.

As of the date of this prospectus, we do not have any revenues and have limited operations. We do not expect to have revenues until at least eight months after this prospectus becomes effective. We need to sell at list 50% of the securities in this offering to implement our plan of operation and start to earn revenues. If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies of creating and marketing of our service in advertising of Real Estate listings, we may not be able to generate sufficient revenues to operate profitably. Consequently our investors may lose a substantial portion of or their entire investment.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

 We were incorporated on January 20, 2011. Our net loss since inception is $693. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers for our services in Canada. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Because our sole officer and director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer  and director, Ms. Irina Dondikova, will only be devoting limited time to our operations. Ms. Dondikova intends to devote approximately 12 hours/week of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Irina Dondikova from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Dondikova may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

pg. 8

If Ms. Irina Dondikova, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

We extremely depend on the services of our sole officer and director, Ms. Dondikova, for the future success of our business. The loss of the services of Ms. Dondikova could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

Because our sole officer and director will own 60% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Ms. Dondikova, our sole officer and director, will own 60% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Dondikova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Irina Dondikova, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.

Our sole officer and director and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past.  Furthermore, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on the effectiveness of our internal control structure and procedures for financial reporting in our annual reports on Form 10-K. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. In the event that we are not able to successfully implement effective internal controls over financial reporting, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

       Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officer and director misappropriates the funds for their own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

If we do not attract customers on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers on cost-effective terms. If we are unsuccessful at attracting a sufficient amount of clients, our ability to get repeat customers and our financial condition will be harmed.

To date we executed two Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc. on February 25, 2011. We cannot guarantee that we will ever have new customers. Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

Any significant disruption in our services or server presence could result in a loss of customers.

We plan to provide advertisement services by automatically uploading our customers listings from our main server to their receiver boxes and displays located at many different locations. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our server, network infrastructure and fulfillment processes (how we deliver advertisement of listings purchased by our customers). Prolonged or frequent interruptions in any of these systems could diminish the overall attractiveness of our subscription service to existing and potential customers.

pg. 9

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our server will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for internet-based businesses. Any attempts by hackers to disrupt our server performance or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our server or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Development of markets required for successful performance by Lambent Solutions Corp.

We only have limited marketing activity and there can be no assurance that our marketing program, when further developed and employed, will be successful. Our financial performance will depend, in part, on market acceptance of our product which will require substantial marketing efforts and expenditures of significant funds. Because Ms. Dondikova, our sole officer and director has actively worked in Real Estate since 2005 and currently owns a real estate company employing 10 agents, she has broad connections in Real Estate business. She has started to market our services through her network of business associates, colleagues and friends which has no material costs.

Competition for potential customers is intense. Failure to compete will affect our financial condition.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer is intense as they can choose their advertisement methods from various sources including newspapers, magazines, TV, radio, industry shows and exhibitions, internet, visual advertisement and other. Failing to obtain orders for our service from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

The Real Estate advertisement industry might be affected by general economic decline and this could adversely affect our operating results and could lead to lower revenues than expected.

The Real Estate advertisement industry might be affected by general economic decline. As of the time of this registration statement the real estate and construction industry in North America, which we significantly rely and depend on, was experiencing an economic down turn.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We may in the future issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

pg. 10

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.02 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

pg. 11

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

 We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand.  If necessary, Irina Dondikova, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

pg. 12

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 as anticipated.

	$30,000	$60,000
Gross proceeds	$30,000	$60,000
Legal and Professional fees	$8,000	$8,000
Net proceeds	$22,000	$52,000

The net proceeds will be used as follows:
Office Set Up	$1,000	$2,000
Equipment Set Up and Testing	$2,000	$2,000
Website development costs	$3,000	$5,000
Website and network testing	$1,000	$1,000
Marketing and advertising	$8,000	$20,000
Hire a saleperson	$-	$6,000
Other Expenses	$7,000	$16,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Irina Dondikova, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2011, the net tangible book value of our shares of common stock was $3,807 or approximately $0.0008 per share based upon 4,500,000 shares outstanding.

pg. 13

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $55,807 or approximately $0.0074 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0064 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02per share to $0.0074 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 40% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.02 per share. Our existing stockholders will own 60% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,500.00 or $0.001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $25,807, or approximately $0.0043 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0033 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0043 per share.

After completion of this offering investors in the offering will own 25% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.02 per share. Our existing stockholders will own 75% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$52,000
Net tangible book value per share after offering	$0.0074
Increase to present stockholders in net tangible book value per share
after offering	$0.0064
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,500,000
Percentage of ownership after offering	60%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0126
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	6.98%
Percentage of capital contributions by new investors	93.02%
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0157
Capital contributions	$30,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	13.04%
Percentage of capital contributions by new investors	86.94%
Percentage of ownership after offering	25%

pg. 14

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Lambent Solutions Corp. has 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Irina Dondikova will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Dondikova is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Dondikova will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Dondikova is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Dondikova will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Dondikova will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Lambent Solution Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, we are offering the shares at a fixed price of $0.02 for the duration of the offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.2 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Lambent Solution Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Lambent Solution Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

pg. 15

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Lambent Solution Corp.” No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations. Our cash balance is $7,963 as of February 28, 2011. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Irina Dondikova, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Ms. Dondikova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.

pg. 16

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. We do not expect to have revenues until at least eight months after this prospectus becomes effective. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

As of the date of this prospectus, we do not have any revenues and have limited operations. We do not expect to have revenues until at least eight months after this prospectus becomes effective. We need to sell at list 50% of the securities in this offering to implement our plan of operation and start to earn revenues. If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

                                                                                                                                                                                                                                                                                           If we are unable to successfully attract enough customers to use our service we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Irina Dondikova, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

No proceeds will be used as direct or indirect payments to Ms. Dondikova or her affiliates.

As of February 28, 2011 we signed two Real Estate Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc. The agreements contain the following material terms:

1. Advertising Service Provider and Customer agree to enter into a Real Estate Listing Advertising Agreement which is to take effect when Advertising Service Provider completes testing of its Listing Upload System.

2. In consideration for the Listing Advertising Services under this agreement, Customer shall pay to Advertising Service Provider: $0.05 per Listing, per day. Minimum $500 per contract.

3. The Customer may terminate this Agreement, with or without cause, by giving 30 days in advance notice of its intent to terminate. The Advertising Service Provider reserves the right to terminate this Agreement for any reason, with or without cause, upon 30 days written notice to Customer.

4. Duties:

DUTIES OF CUSTOMER

a) Submit to the Advertising Service Provider, on or before the 15th day after receiving Notice, all advertising material for the real estate listings to be advertised (“Listing”). The material may include photos, logo, contact and other information to be displayed.

b) Purchase or provide at own expense to Advertising Service Provider HD television sets such as LCD or Plasma television (“Display”) on which Listing can be displayed.

c) Purchase or provide at own expense to Advertising Service Provider a computer (receiver box) which supports Windows XP or Windows Vista.

d) Notify Adverting Service provider of any changes to the Listing.

DUTIES OF ADVERTISING SERVICE PROVIDER

a) Notify Customer of completion of testing of its Listing Upload System. (“Notice”)

b) Advice Customer in selection of purchase of Displays and the computer (receiver box) which are compatible with its system and services.

c) Design/create the Listing using the material provided by Customer.

d) Upload Listing via receiver boxes to Displays.

e) Update Listing within 1 business days when Customer notifies of updates/changes

Complete copies of the Agreement are filed as exhibits with this registration statement.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $30,000, the net proceeds of $22,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Irina Dondikova, our Sole Officer and Director.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

pg. 17

Establish our Office. Time Frame: 1st-2nd months. Estimated cost $1,000.

Upon the completion of the offering, we plan to set up our office and acquire the necessary equipment to begin operations. We need a computer with Windows XP or Windows Vista operation system and a connection to the Internet. We believe that it will cost at least $1,000 to set up an office and obtain the necessary equipment to begin the operations. Our sole officer and director will handle our administrative duties.

Finalize product features and functionality. Time Frame: 2nd -4th months. Estimated cost $2,000.

After our office is established we intend to purchase one monitor and computer to test all the components, network connection with our main computer and check necessary technical features. During this period all minor details will be finalized in regards to the optimization of data delivery and minimizing data delivery cost and compatibility with various equipment types. We intend to hire a technician to help us with the equipment setup and testing.

Develop Our Website. Time Frame: 4th - 6th months. Estimated Cost $2,000.

During this period, we intend to begin developing our website. Our sole officer and director, Irina Dondikova will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. Updating and improving our website will continue throughout the lifetime of our operations.

Listing Upload System and website test and data cost analysis. Time Frame: 6th - 8th months. Estimated Cost $1,000

First, devices will be connected to test equipment locally, with daily direct access for any updates, testing and adjustments.  Later, the same testing process will be done with devices connected to similar equipment in remote locations pre-arranged with potential customers.  Our website will go online, but will not be advertised. Several test user accounts will be created and installed devices will be assigned to those accounts in order to test the activity on the user-side of the web site. Data, generated statistics and functionality will be tested. At this stage, we will be able to confirm the cost of data transfer, which will finalize our monthly pricing breakdown for potential customers. We will not commence, until this stage is completed. The cost of our website and testing will be around $2,000.

Negotiate service agreements with potential customers. Time Frame: 8th-12th months.

Once our website is operational, office is established and equipment is tested, we will begin to market our service. Initially, our sole officer and director, Ms. Dondikova, will look for potential customers. As of May 4 , 2011 we have signed two Real Estate Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc. Even though the negotiation of additional agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

pg. 18

Commence Marketing Campaign. Time Frame: 8th-12th months. Estimated cost $8,000.

Our sole officer and director, Irina Dondikova, will promote our service among her broad connections in Real Estate industry in Montreal. We also intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding those people who referred new clients to us. We will offer a reward of 10 % of revenue generated by the referral. The award amount will reduce the revenue generated from the referral and therefore reduce our income margin accordingly. However, overall it should not affect our financial performance negatively as it should bring in new clients.

We also plan to attend Real Estate shows and exhibitions, which help real estate professionals, agencies and brokers come face to face and find new business opportunities and partners. We intend to spend at least $8,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Salesperson. Time Frame: 10th-12th months. Estimated cost $6,000.

If we sell a maximum of the shares in this offering, we intend to hire one salesperson with experience and established network in the real estate market. The salesperson’s job would be to find new potential customers, and to execute agreements with them to use our advertising service.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Office Set Up	$1,000
Equipment Set Up and Testing	$2,000
Website development costs	$3,000
Website and network testing	$1,000
Marketing costs	$8,000
Legal and Professional fees	$8,000
Total	$23,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

The described business activities assume 50% partial funding from our offering. If we are only able to raise 50% or 25%, we will not be hiring a salesperson. Without the salesperson all marketing activities will be conducted only by our sole officer and director. As a result, our growth strategy will be negatively affected and our operations may be periodically interrupted resulting in reduced revenues. However, it will not affect our expectation to begin generate revenue within eight months of effectiveness of our registration statement as we will still be able to fund our other business activities.

In summary, we should be in full operation and selling our service within 12 months of completing our offering. Our approximate minimal monthly operating expense once our business is operational is $800. This is the expense of running our business and will include: administrative costs, office expenses, advertising expense, costs of system and website maintenance and maintaining the reporting status of the company.

Until we start to sell our service, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Irina Dondikova, our president will be devoting approximately 30% (12 hours/week) of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Dondikova has agreed to commit more time as required. Because Ms. Dondikova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

pg. 19

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on January 20, 2011 to February 28, 2011

During the period we incorporated the company, and prepared a business plan. Our loss since inception is $693. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

Liquidity and capital resources

As of February, 2011, the Company had $7,963 cash and our liabilities were $4,156, comprising $4,156 owed to Irina Dondikova, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational. Since inception, we have sold 4,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,500.

To meet a small part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work is a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Irina Dondikova, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

pg. 20

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the middle of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

BUSINESS

General

We were incorporated in the State of Nevada on January 20, 2011. We have not started operations. We intend to provide service in advertising of Real Estate listings in Canada.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the two Real Estate Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at 400 St-Martin West Blvd., Suite 350, Laval, QC H7M 3Y8, Canada. Our telephone number is (514) 296-3775, our fax number is 1-866-867-8020.

We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

pg. 21

Our service

We offer an advertising system for Real Estate brokers and agencies.  Our service includes uploading and updating the listings adds from our main server to receiver boxes and displays located at many different locations of our customers’ choice. Locations for monitor installation will be chosen by our potential clients. They have to arrange the leasing advertising space and install their monitors. We can recommend a technician who can assist them with the installation and who will charge them for his service. Our potential customers will be required to execute advertising contracts with us, and we will advice them in the purchase of television/monitor and a small server that will act as a “receiver box”, that are compatible with our system. Our potential clients will be required to provide to us an HD television such as an LCD or Plasma televisions or monitor, and any computer (receiver box) which must support Windows XP or Windows Vista. All these equipment will belong to our customers. At our office we will have our main server, which will act as an “uploader box”. It will be connected to our office network and the Internet to download client’s listings in real time from our website. The brokers’ listings will be automatically downloaded from our main server to the receiver boxes and shown on their displays located at their locations.

The listings advertizing will include the contact information of brokers and agencies, their logos, company names and other information as requested by the clients. Advertisements will also contain photo galleries, logos, and broker’s pictures.  Our customers will choose the quantity and locations for the monitors.

Industry analysis

Our potential market consists of 338 regions, cities, and areas in the province of Quebec. As of May 4 , 2011 in Quebec there are 15,406 Real Estate Brokers (1) with 69,207 total listings. Our plan is to advertise our services to them. Potentially, when we expand our operations we will widen our market to other Canadian provinces and to the USA.

(1) http://www.centris.ca/SiteContent/FCIQ/fr/communautes/statistiques-residentielles-mls.aspx

Competition

Winning customers will be critical to our ability to grow our business. Currently we are not aware of other companies that are in the business of advertisement of real estate listings through a network of television displays. However, competition for potential customer is intense as they can choose their advertisement methods from various sources ..

The most common ways to advertise real instate listings in Quebec are newspapers, flyers, magazines, vinyl signs outside of properties, TV and radio commercials and manual upload to different popular websites.

All the brokers in Quebec have a central listing service with special name: CENTRIS.CA which has a section called MATRIX (to search for listings, send emails, print reports, save searches, closely follow the market through alerts, enhance their professional image by creating detailed comparative market analyses). Matrix is a powerful tool that allows Brokers to act fast. It has a flexible interface that can be adapted to all their needs with a few clicks. This broker’s server system is connected to a public server called MLS.CA.

To use our service, our clients will need to incur additional expenses of purchasing monitors or plasma TV and a receiver box (computer).  They also will have to pay for leasing of space for the advertising location (if necessary).  Our potential customers will need to find high-traffic locations such as: shopping centers, commercial places, notaries’ offices, coffee places, gyms, community centers, etc.

Failing to obtain orders for our service from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

Marketing Our Product and Services

Initially, we plan to market our service in Quebec Province, Canada. The Lambent Display advertising service we plan on providing are highly dependent on Real Estate industry in Canada. As of today the Real Estate industry in Canada is recovering after recession.

pg. 22

Our sole officer and director, Irina Dondikova, will be responsible for marketing of our services and product. She will promote our service though her network of contacts in the Real Estate industry. In the 12 month period following completion of our offering, the marketing and advertising will be targeted to Real Estate brokers and agencies in Quebec Province, Canada. We intend to develop and maintain a database of potential clients who may want to use our service. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, emails, and regular mail. We will ask our satisfied clients for referrals. We will also attend the Real Estate shows and exhibitions and advertise our service in specialized newspapers and magazines.

We will market and advertise the following advantages of our services:

1. An economical way to publicize and update brokers’ listings. Our fee to advertise one listing will be 5 cents per day. To compare, an average price for one time issue in newspaper with the format size of ¼ of a page is 200$, where a broker can advertise maximum 8 listings. Our advantage is that with our price for the 200$ a Real Estate broker or Real estate Agency can advertise 133 listings per day during a month.

2. Advertising can be displayed in convenient location of choice such as in the window of the customer’s office, at the reception or in a kiosk in a commercial centre.

3. Listings uploaded and updated automatically without broker’s participation

The listings with property pictures will be displayed randomly on a computer screen or HD television. We will upload and update listings in real time from a computer database or Real Estate professional website. Our customers can choose their own advertisement locations, such real estate offices, notary offices, lawyers’ offices, pool halls, shopping malls, family entertainment centers, business centers and other public venues with high traffic flow.

We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

 If we sell 100% of the shares offered, we plan to hire additional sales personnel to help advertise our service. We may offer at our expense displays and receiver boxes to customers with large potential orders.

We plan to expand our services to other provinces and territories in Canada and to the USA market in the future only when or if we have the available resources and growth to warrant it. Currently this option is highly uncertain.

Agreements with our potential clients

As of February 28, 2011 we signed two Real Estate Listing Advertising Agreements with Igor Ezril, a Certified Real Estate Broker from Remax Performance Inc on February 17, 2011 and Nikolai Slobodianiouk, a Real Estate Broker from Groupe Sutton Acces Inc. The agreements contain the following material terms:

1. Advertising Service Provider and Customer agree to enter into a Real Estate Listing Advertising Agreement which is to take effect when Advertising Service Provider completes testing of its Listing Upload System.

2. In consideration for the Listing Advertising Services under this agreement, Customer shall pay to Advertising Service Provider: $0.05 per Listing, per day. Minimum $500 per contract.

3. The Customer may terminate this Agreement, with or without cause, by giving 30 days in advance notice of its intent to terminate. The Advertising Service Provider reserves the right to terminate this Agreement for any reason, with or without cause, upon 30 days written notice to Customer.

4. Duties:

pg. 23

DUTIES OF CUSTOMER

a) Submit to the Advertising Service Provider, on or before the 15th day after receiving Notice, all advertising material for the real estate listings to be advertised (“Listing”). The material may include photos, logo, contact and other information to be displayed.

b) Purchase or provide at own expense to Advertising Service Provider HD television sets such as LCD or Plasma television (“Display”) on which Listing can be displayed.

c) Purchase or provide at own expense to Advertising Service Provider a computer (receiver box) which supports Windows XP or Windows Vista.

d) Notify Adverting Service provider of any changes to the Listing.

DUTIES OF ADVERTISING SERVICE PROVIDER

a) Notify Customer of completion of testing of its Listing Upload System. (“Notice”)

b) Advice Customer in selection of purchase of Displays and the computer (receiver box) which are compatible with its system and services.

c) Design/create the Listing using the material provided by Customer.

d) Upload Listing via receiver boxes to Displays.

e) Update Listing within 1 business days when Customer notifies of updates/changes

Complete copies of the Agreement are filed as exhibits with this registration statement.

We cannot guarantee that we will be able to find new successful contracts with Canadian Real Estate agencies and brokers in which case our business may fail and we will have to cease our operations.

Initially, our director Ms. Dondikova will work with the current service agreement.  In the future we also expect Ms. Dondikova to work on other service agreements with Lambent Solutions Corp.’s potential customers.

Irina Dondikova, our president will be devoting approximately 30% (12 hours per week) of her time to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Ms. Dondikova has agreed to commit more time as required. Because Ms. Dondikova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

pg. 24

Director Independence

Our board of directors is currently composed of one member, Irina Dondikova, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Irina Dondikova. We intend to hire additional employees on an as needed basis.

Offices

Our office is currently located at 400 St-Martin West Blvd., Suite 350, Laval, QC H7M 3Y8, Canada. Our telephone number is (514) 296-3775, our fax number is 1-866-867-8020. This is the office of our Director, Ms Irina Dondikova.  We do not pay any rent to Ms. Dondikova and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the advertisement and Real Estate industry in any jurisdiction which we would conduct activities. In Canada, individual provinces determine their own real estate laws. Because our principal operation will be in the province of Quebec we will have to comply with “CIVIL CODE DU QUEBEC” in our operations.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Irina Dondikova	29	President, Principal Executive Officer, Secretary,
400 St-Martin West Blvd., Suite 350		Treasurer, Principal Financial Officer, Principal
Laval, QC H7M 3Y8		Accounting Officer and sole member of the Board of
Canada		Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

pg. 25

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Dondikova has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on January 20, 2011.  Ms. Dondikova owns 100% of the outstanding shares of our common stock.

In 2004-2005, Irina Dondikova went to College "Chambre Immobilière du Grand Montréal" to study a Real Estate Agent program.  She obtained a “Certificate Real Estate Broker D6613AA”. Thereafter, from May 2005 till February 2010 she worked as a real estate agent at "Group Sutton Excellence Inc." Since June 2008 to July 2009 she studied at College "Chambre Immobilière du Grand Montréal" to complete the Real Estate Certified Broker course. After the completion she obtained “Certificate Certified Real Estate Broker F0439CA”. In  February 2010 she opened her own Real Estate Agency, Casa Bella Realty Inc., and she has been working as a President/Chief Executive Officer of Casa Bella Realty Inc,. Ms. Dondikova intends to devote close to 30% (12 hours /week) of her time to planning and organizing activities of Lambent Solutions Corp.

During the past ten years, Ms. Dondikova has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Dondikova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Dondikova’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

pg. 26

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending February 28, 2011 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Irina
Dondikova	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Ms. Dondikova will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Irina Dondikova	2011	0	0	0	0	0	0	0

pg. 27

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

 The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Irina Dondikova	4,500,000	100%	4,500,000	60%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Ms. Dondikova is the only "promoter" of our company.

Future sales by existing stockholders

A total of 4,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

pg. 28

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,500,000 restricted shares of our common stock.

In addition, we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Section 4(1) of the Securities Act exempts “transactions by any person other than an issuer, underwriter, or dealer” from the registration requirements of the Act.  The term “underwriter” is defined in Section 2(11) of the Securities Act as “any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking.” If a purchaser of the common stock offered under this prospectus purchases the securities with a view to distribution, or is otherwise deemed to lack investment intent, he may be deemed an underwriter and required to register any re-sale of those securities under the Securities Act.

Rule 144 under the Securities Act creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities.  Because we are currently a “shell company,” the special provisions of Rule 144(i), in addition to the other requirements of the Rule, must be satisfied.  Under Rule 144(i):

If an issuer has ceased to be a “shell company,” has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

Unless or until we are able to satisfy the special requirements of Rule 144(i), the “safe harbors” provided under Rule 144 will be inapplicable in connection with any re-sale of the securities offered under this Prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 60% of our outstanding shares.

pg. 29

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

CERTAIN TRANSACTIONS

On February 21, 2011, we issued a total of 4,500,000 shares of restricted common stock to Irina Dondikova, our sole officer and director in consideration of $4,500.

Further, Ms. Dondikova has advanced funds to us. As of February 28, 2011, Ms. Dondikova advanced us $ 4,156 .. Ms. Dondikova will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Dondikova. Ms. Dondikova will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Dondikova does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Dondikova or the repayment of the funds to Ms. Dondikova. The entire transaction was oral.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle. Suite 400, Henderson, Nevada 89074-7722.

pg. 30

EXPERTS

Our financial statements for the period from inception to February 28, 2011, included in this prospectus have been audited by MaloneBailey, LLP as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Legal counsel has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

FINANCIAL STATEMENTS

Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (January 20, 2011) to February 28, 2011 immediately follow:

pg. 31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Lambent Solutions, Corporation (A Development Stage Company)

Laval, QC Canada H7M 3Y8

We have audited the accompanying balance sheet of Lambent Solutions Corporation (A Development Stage Company) (the “Company”) as of February 28, 2011, and the related statements of operations, stockholder’s equity and cash flows for the period from January 20, 2011 (inception) through February 28, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2011, and the results of its operations and its cash flows for the period from January 20, 2011 (inception) through February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated significant revenue. This condition raises significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 11, 2011

pg. 32

LAMBENT SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
FEBRUARY 28, 2011
ASSETS
Current Assets
Cash and cash equivalents	$ 7,963
Total current assets	7,963
Total assets	$ 7,963
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Loans from related party - Director	$ 4,156
Total current liabilities	4,156
Total liabilities	4,156
Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,500,000 shares issued and outstanding	4,500
Additional paid-in-capital	-
Deficit accumulated during the development stage	(693)
Total stockholder’s equity	3,807
Total liabilities and stockholder’s equity	$ 7,963

The accompanying notes are an integral part of these financial statements.

pg. 33

LAMBENT SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
From Inception (JANUARY 20, 2011) to FEBRUARY 28, 2011
Revenues	$ -
Expenses
General and administrative expenses	693
Total Expense	693
Net loss	$ (693)
Basic and Diluted Loss Per Common Share	$ (0.00)
Weighted Average Number of Common Shares Outstanding	787,500

The accompanying notes are an integral part of these financial statements.

pg. 34

LAMBENT SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
February 22, 2011
Common shares issued for cash at $0.001	4,500,000	4,500	-	-	4,500
Net loss				(693)	(693)
Balance as of February 28, 2011	4,500,000	$ 4,500	$ -	$ (693)	$ 3,807

The accompanying notes are an integral part of these financial statements.

pg. 35

LAMBENT SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) SATEMENT OF CASH FLOWS
From Inception (JANUARY 20, 2011) to FEBRUARY 28, 2011
Operating Activities
Net loss	$ (693)
Net cash used in operating activities	(693)
Financing Activities
Loans from related party - Director	4,156
Sale of common stock	4,500
Net cash provided by financing activities	8,656
Net increase in cash and equivalents	7,963
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 7,963
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -

The accompanying notes are an integral part of these financial statements.

pg. 36

LAMBENT SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

Lambent Solutions Corp was founded in Nevada on January 20, 2011. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since inception through February 28, 2011, the Company has not generated any revenue and has accumulated losses of $693. We are a Montreal-based company and intend to provide service in advertising of Real Estate listings in Canada.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $693 as of February 28, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash equivalents

For purposes of the Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

pg. 37

LAMBENT SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period from January 20, 2011 (inception) to February 28, 2011.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Development stage

The Company complies with Statement of Financial Accounting Standard ASC 915-15 for its characterization of the Company as a development stage entity.

Recently issued accounting pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

pg. 38

LAMBENT SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On February 22, 2011, the Company issued 4,500,000 common shares at $0.001 per share to its sole Director for $4,500.

4. DUE TO RELATED PARTY

The Director loaned $4,156 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

5. INCOME TAXES

As of February 28, 2011, the Company had net operating loss carry forwards of $693 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets are as follows at February 28, 2011.

Year Ended
February 28, 2011
Deferred tax assets:
Net operating loss carry forward	$ 243
Less: valuation allowance	(243)
Net deferred tax assets	$ -

pg. 39

[Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

LAMBENT SOLUTIONS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 40

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.97
Accounting Fees and Expenses	$400.00
Auditors Fees ad Expenses	$4,000.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$800.00
EDGAR Agent Fees	$300.00
TOTAL	$8,006.97

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

pg. 41

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Irina Dondikova	February 21, 2011	4,500,000	$4,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Listing Advertising Agreements dated February 17 and February 25, 2011 *
23.1	Consent of MaloneBailey, LLP *

  *Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

pg. 42

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Laval, Quebec on May 4 , 2011.

LAMBENT SOLUTIONS CORP.

By:	/s/	Irina Dondikova
	Name:	Irina Dondikova
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irina Dondikova, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Lambent Solutions Corp, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Irina Dondikova
Irina Dondikova	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 4 , 2011

pg. 44

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Listing Advertising Agreements dated February 17 and February 25, 2011 *
23.1	Consent of MaloneBailey, LLP *

*Previously filed

pg. 45